UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 23, 2024

ProPetro Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38035	26-3685382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 W. Wall Street, Suite 102 Midland, TX	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 688-0012

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PUMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At ProPetro Holding Corp.’s (the “Company”) 2024 Annual Meeting of Stockholders (the “Annual Meeting”), on April 23, 2024, the Company’s stockholders elected each of the Company’s nine director nominees to serve until the Company’s 2025 Annual Meeting of Stockholders. Further, the Company’s stockholders approved on an advisory basis the compensation paid to the Company’s named executive officers, as disclosed in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the United States Securities and Exchange Commission on March 21, 2024. In addition, the Company’s stockholders approved the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

The final results of the voting on each matter of business at the Annual Meeting are as follows:

Proposal 1 – Election of Directors.

NOMINEES	FOR	WITHHOLD	BROKER NON-VOTES
Samuel D. Sledge	94,361,948	1,108,552	4,808,480
Phillip A. Gobe	89,758,523	5,711,977	4,808,480
Spencer D. Armour III	87,026,445	8,444,055	4,808,480
Mark S. Berg	90,050,859	5,419,641	4,808,480
Anthony J. Best	94,589,498	881,002	4,808,480
Michele Vion	92,037,375	3,433,125	4,808,480
Mary P. Ricciardello	92,808,495	2,662,005	4,808,480
G. Larry Lawrence	94,839,332	631,168	4,808,480
Jack B. Moore	83,520,158	11,950,342	4,808,480

Proposal 2 – Approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
93,615,569	1,776,586	78,342	4,808,483

Proposal 3 – Ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

FOR	AGAINST	ABSTAIN
99,094,202	872,811	311,967

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPETRO HOLDING CORP.

Date: April 26, 2024	By:	/s/ John J. Mitchell
John J. Mitchell
General Counsel and Corporate Secretary